                         NOTICE OF GUARANTEED DELIVERY
                                      for
                        Tender of Shares of Common Stock
                                       of
                                REVCO D.S., INC.
                                       to
                         OCEAN ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                              RITE AID CORPORATION
                   (Not To Be Used For Signature Guarantees)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ('Share Certificates') evidencing shares of common stock, par value $.01 per share (the 'Common Stock' or the 'Shares'), of Revco D.S., Inc., a Delaware corporation (the 'Company'), are not immediately available, (ii) time will not permit all required documents to reach Harris Trust Company of New York, as Depositary (the 'Depositary'), prior to the Expiration Date (as defined in 'THE TENDER OFFER--Terms of the Offer; Number of Shares and Proration; Expiration Date' of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See 'THE TENDER OFFER--Procedures for Tendering Shares' of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

         By Mail:            By Overnight Courier:       By Hand:
   Wall Street Station         77 Water Street,       Receive Window
      P.O. Box 1023                4th Floor         77 Water Street,
New York, NY 10268-1023       New York, NY 10005         5th Floor
                                                    New York, NY 10005

                                 By Facsimile:
                                (212) 701-7636
                                (212) 701-7640

                             Confirm by telephone:
                                (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an 'Eligible Institution' under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.



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Ladies and Gentlemen:

     The undersigned hereby tenders to Ocean Acquisition Corporation, a Delaware corporation (the 'Purchaser') and a wholly owned subsidiary of Rite Aid Corporation, a Delaware corporation ('Parent'), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 1995 (the 'Offer to Purchase'), and the related Letter of Transmittal (which, as amended from time to time, together constitute the 'Offer'), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in 'THE TENDER OFFER--Procedures for Tendering Shares' of the Offer to Purchase.

Number of Shares: ____________________________   Name(s) of Record Holder(s):

Certificate Nos. (if available): _____________   _______________________________

______________________________________________   _______________________________
                                                        (Please Print)
Check ONE box if Shares will be tendered by
  book-entry transfer:                           Address(es): __________________
/ / The Depository Trust Company                ________________________________
/ / Midwest Securities Trust Company                                  (Zip Code)
/ / Philadelphia Depository Trust Company        Company Area Code and Tel. No.:
Account Number: ______________________________  ________________________________
                                                Area Code and Tel. No.: ________
Dated: ______________________________ , 1995/6  Signature(s): __________________
                                                ________________________________

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in 'THE TENDER OFFER--Acceptance for Payment and Payment for Shares' of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm: _________________________   ____________________________________
                                              (Authorized Signature)

Address: ______________________________   Title: _____________________________

_______________________________________   Name: ______________________________
                             (Zip Code)
Area Code and Tel. No.: _______________   Date: _____________________, 1995/6

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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